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                                                                      EXHIBIT 23


Coopers                                             Coopers & Lybrand L.L.P.
&Lybrand
                                                    a professional services firm


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of C-TEC Corporation on Form S-8 (File Nos. 2-98306 and 33-13066) of our report dated March 10, 1995, on our audits of the consolidated financial statements and financial statement schedules of C-TEC Corporation and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K/A.

                                                    /s/ Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania

JULY 31,1995


Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand International.